Exhibit 10.58

AGREEMENT OF SETTLEMENT AND RELEASE

1. PARTIES. The parties to this Agreement of Settlement and Release (“Agreement”) are (1) AH INVESTORS, LLC., a California limited liability corporation (“AH Investors”); (2) PASSCO SAVE, LLC, a Delaware limited liability company (“Passco”) 1; (3) UNIFIED WESTERN GROCERS, INC., a California corporation (“Unified”); and (4) LOMO, INC., a California corporation (“Lomo”). These parties are sometimes collectively referred to as “the Parties.” There are no intended beneficiaries of this Agreement other than as specifically stated herein.

2. RECITALS. This Agreement is made with reference to the following facts:

2.1. Passco is the owner of the retail shopping center commonly known as Norwood Shopping Center located in Sacramento at 4201-4215 Norwood Avenue, Sacramento, California 95838 (the “Shopping Center”). Passco’s predecessor-in-interest, as landlord, and AH Investors’ predecessor-in-interest, Unified, as tenant, entered into a written lease dated April 27, 1992, as subsequently amended and assigned by various writings between 1992 and 2004 (the “Lease”), for an approximately 50,000 square foot space in the Shopping Center commonly known as 4211 Norwood Avenue (the “Premises”). The Premises were ultimately sublet by AH Investors to Lomo pursuant to a sublease (the “Sublease”). The Lease, and consequently, the Sublease, was terminated by Passco as of August 31, 2006.

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“Passco” as defined in this Agreement of Settlement and Release includes the following persons or entities: Passco Save, LLC, a Delaware limited liability company, Passco Rite, LLC, a Delaware limited liability company, Jesse Street, LLC, a Delaware limited liability company, CC Properties, L.P., Douglas Pilcher, a single man, Judy A. Spurlock, a married woman as her sole and separate property, Jung Shou Chen and Amy Chen, Trustees of The Chen Family Trust Agreement dated May 3,1989, Mary Ellen Morrow, Trustee of the Mary Ellen Morrow Living Trust dated 9/23/91, R.U. Partners, a general partnership, Raymond L. Helms, as Trustee under that certain Declaration of trust executed April 22, 2003, Terence G. O’Brien, a married man as his sole and separate property, Walter L. Varco and Sandra C. Varco, Trustees of the Walter L. Varco Family Trust dated 3/16/99, the Webb B. Morrow, Jr., Trustee of the Webb B. Morrow, Jr. Living Trust U/A/D 12/07/93, collectively as tenants in common.

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2.2. In February, 2006, AH Investors and Unified allegedly defaulted in the payments of rent due under the Lease. After gaining possession in a related unlawful detainer action, Sacramento Superior Court Case No. 06AS 02899, Passco filed an action for breach of lease against AH Investors and Unified in the Los Angeles Superior Court, Case Number BC355058, entitled Passco Save, LLC., v. AH Investors, LLC., et al. That action was later transferred to Sacramento County Superior Court and assigned Case No. 07AS00528 and consolidated with a related case filed by AH Investors in the Sacramento Superior Court, Case No. 06AS03116, entitled AH Investors, LLC. v. Passco Save, LLC., et al. (collectively, “the Lawsuit”).

2.3. In the Lawsuit, Passco alleged that, in 2006, its tenant, Unified, and Unified’s assignee, AH Investors, breached the Lease by defaulting in the payments of rent. In turn, AH Investors alleged that Passco breached the Lease and the covenant of quiet enjoyment by failing to keep the Premises free of criminal activity. All parties denied the material allegations made against them.

2.4. Passco and Lomo have entered into an Agreement of Sale and Purchase and Joint Escrow Instructions dated             , 2007 (the “Purchase and Sale Agreement”), whereby Lomo will purchase the Shopping Center, inclusive of the Premises, from Passco and upon closing of such sale of the Shopping Center pursuant to the terms of the Purchase and Sale Agreement (the “Sale”), the Lawsuit is to be dismissed by all parties as provided in this Agreement.

2.5. It is the intention of the Parties to settle and dispose of, fully and completely, any and all claims, potential claims, complaints, demands, and causes of action, reflected in the Lawsuit as well as any and all other disputes, known or unknown, which may have arisen prior to the effective date of this Agreement as more particularly set forth in this Agreement, except for those claims expressly preserved by Section 4.1 of this Agreement.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the Parties agree as follows:

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3. DISMISSALS OF LAWSUIT.

3.1. Within three (3) business days following the Closing Date under the Purchase and Sale Agreement as “Closing Date” is defined in Sections 1.2 and 4.2 of the Purchase and Sale Agreement, AH Investors and Passco shall dismiss the Lawsuit with prejudice as to all Parties,, each Party bearing its own attorneys’ fees, experts’ fees, and costs. AH Investors and Passco shall promptly provide each Party with a conformed copy of the dismissal showing the date entered by the Court. Within the same three (3) business day period, Passco shall release any and all judgment liens it previously recorded against Lomo and AH Investors. To accomplish this, Passco shall provide Lomo and AH Investors with an Acknowledgement of Satisfaction of Judgment in Sacramento Superior Court Case No, 06AS02889. Passco shall deliver executed Acknowledgements of Satisfaction of Judgment in Sacramento Superior Court Case No. 06AS02889 to Escrow in accordance with the Supplemental Escrow Instructions, a copy of which is attached hereto as Exhibit “1.” Upon closing of the Sale of the Shopping Center pursuant to the terms of the Purchase and Sale Agreement, the Acknowledgements of Satisfaction of Judgment shall be delivered to counsel for Lomo and AH Investors who shall file the Acknowledgements of Satisfaction of Judgment with the Court and provide all parties to Sacramento Superior Court Case No. 06AS02889 with conformed copies showing the date of filing with the Court.

3.2. In order to effect the dismissal of the Lawsuit, AH Investors, Unified (as to its Cross-Complaint against AH Investors), and Passco shall deliver executed Requests for Dismissals in accordance with this paragraph to Jill Raffee of Gordon & Rees, counsel for Passco, concurrent with their execution of this Agreement. The Requests for Dismissal shall be delivered to Escrow in accordance with the Supplemental Escrow Instructions, a copy of which is attached hereto as Exhibit “1.” Upon closing of the Sale of the Shopping Center pursuant to the terms of the Purchase and Sale Agreement, the Requests for Dismissal shall be delivered to Jill Raffee who shall immediately file the Requests for Dismissal with the Court and provide all parties hereto with conformed copies showing the date of filing with the Court.

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3.3. The parties further agree to a stay on discovery and all litigation activities in the Lawsuit pending the Closing Date. In addition, Passco agrees to continue the judgment debtor examination in Sacramento Superior Court Case Number 06AS02899 currently set for September 12, 2007 until after the Closing Date. In the event the Closing Date does not occur by December 28, 2007, the parties will agree to a mutually acceptable date for the continued judgment debtor’s examination in Sacramento Superior Court Case Number 06AS02899 and all discovery and other litigation activities in the Lawsuit may resume.

3.4. In the event the Closing Date does not occur by December 28, 2007, this Agreement and the releases and covenants contained herein shall be null and void and of no force and effect, and neither AH Investors, Unified, nor Passco shall have any obligation to dismiss the Lawsuit. The Parties agree to cooperate in obtaining an extension of the current trial date for the Lawsuit to a date not earlier than March 10, 2008, so that all litigation activities and discovery can be put on hold until January 2, 2008 in the event the Lawsuit has not been dismissed pursuant to the terms of the Agreement.

4. RELEASES AND COVENANTS. In consideration of the releases and obligations stated herein, and for other good and valuable consideration, the receipt of which is acknowledged by each Party, the Parties promise, agree, and release as follows:

4.1. Except as to such rights or claims as may be created by this Agreement, each Party and those acting on each Party’s behalf (including stockholders, members, officers, directors, employees, agents, representatives, successors, and assigns) hereby fully release, remise and discharge each other Party (including stockholders, members, officers, directors, employees, agents, representatives, successors, and assigns) from all of the following (collectively, “Claims”): any and all claims, charges, complaints, demands, actions, causes of action, suits, affirmative defenses, rights, debts, sums of money, costs, accounts, reckonings,

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covenants, omissions, damages, liabilities, and expenses (including attorneys’ fees and costs) of every kind and nature, known or unknown, foreseeable or unforeseeable, which have arisen or existed at any time up through the Closing Date (i) which were asserted in the Lawsuit, or (ii) by reason of any matter, cause or thing whatsoever, in connection with, relating to or arising under, the Lease, the Sublease, the Premises or the landlord-tenant relationship between the Parties.

4.2. This release includes attorney’s fees and costs incurred through the Closing Date and any other attorney’s fees and costs that have been or will be incurred in connection with the Lawsuit. Notwithstanding anything in this paragraph to the contrary, the foregoing release of claims shall not release any Party from any responsibility imposed on that Party by the Lease or Sublease with respect to claims made by third parties accruing or arising prior to the Closing Date.

4.3. This instrument may be pled as a full and complete defense in and to any action brought in violation hereof. This instrument shall be deemed to be a general and complete release (except as it relates to any exclusions set forth herein), and shall apply to any and all Claims (except claims relating to any exclusions set forth herein), whether or not now known or suspected to exist.

4.4. The Parties waive, in connection with this Agreement, the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5. REPRESENTATIONS AND WARRANTIES. Each Party to this Agreement represents, warrants, and agrees as to itself as follows:

5.1. Each Party has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for herein, the import of California Civil Code Section 1542, and the advisability of executing this Agreement.

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5.2. No Party (nor officer, agent, employee, representative, or attorney of or for any Party) has made any statement or representation to any other Party regarding any fact relied upon in entering into this Agreement, except as expressly stated in this Agreement. No Party relies upon any statement, representation or promise of any other Party (or officer, agent, employee, representative, or attorney of or for any Party) in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement.

5.3. Each Party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement and all of the matters pertaining thereto as it deems necessary.

5.4. Each Party or responsible manager or officer thereof has read this Agreement and understands the contents hereof. Each of the managers or officers executing this Agreement on behalf of their respective corporation or business entity is empowered to do so and thereby binds their respective corporation or business entity.

5.5. Each Party has not heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, potential claims, demands, and causes of action disposed of by this Agreement.

5.6. Each term of this Agreement is contractual and not merely a recital.

5.7. Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release the matters related hereto. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

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5.8. The Parties shall execute all such further and additional documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions of this Agreement. To the extent that Escrow Holder requires supplemental instructions in order to effectuate the intent of the parties to this Agreement, all parties shall cooperate in executing any such additional documents or instructions.

6. SETTLEMENT. This Agreement effects the settlement of claims which are denied and contested, and nothing contained herein shall be construed as an admission by any Party hereto of any liability of any kind to any other Party. Each Party denies any liability in connection with any claims and intends merely to avoid litigation and to buy peace.

7. MISCELLANEOUS.

7.1. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

7.2. This Agreement is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements and discussions. This Agreement may be amended only by an agreement in writing, executed by all Parties hereto.

7.3. This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective agents, attorneys, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, parent companies, members, tenants, assigns, heirs, spouses, children, predecessors, dealers, franchisees, successors in interest, and shareholders.

7.4. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

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7.5. This Agreement may be executed in counterparts and/or by facsimile, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all Parties.

This Agreement is entered into as of September 4, 2007.

Passco Rite, LLC, a Delaware limited liability company

By:	Passco Norwood Center, LLC, a Delaware limited liability company, its sole member

	By:	Passco Real Estate Enterprises, Inc., a California corporation, its manager

		By:	/s/ William H. Winn
William H. Winn, Vice President

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Passco Real Estate Enterprises, Inc., a California corporation

By:	/s/ William H. Winn
William H. Winn, Vice President

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Passco Save, LLC, a Delaware limited liability company

By:	Passco Norwood Center, LLC, a Delaware limited liability company, its sole member

	By:	Passco Real Estate Enterprises, Inc., a California corporation, its manager

		By:	/s/ William H. Winn
William H. Winn, Vice President

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Jesse Street, LLC, a Delaware limited liability company

By:	Passco Real Estate Enterprises, Inc., a California corporation, its sole member

	By:	/s/ William H. Winn
William H. Winn, Vice President

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Star Diamond Properties, L.P., a California limited partnership

By:	Star Diamond Management, LLC, a California limited liability company, its General Partner

	By:	/s/ Webb B. Morrow III
Webb B. Morrow III, Sole Member and Sole Manager

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/s/ Mary Ellen Morrow, Trustee
Mary Ellen Morrow, Trustee of the Mary Ellen Morrow Living Trust, dated September 23, 1991; as amended and restated, who acquired title as May Ellen Morrow, Trustee of the Mary Ellen Morrow Living Trust, Dated September 23, 1992

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/s/ Webb B. Morrow Jr., Trustee
Webb B. Morrow Jr., Trustee of The Webb B. Morrow, Jr. Living Trust dated December 7, 1993

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/s/ Walter L. Varco, Trustee
Walter L. Varco, Trustee of the Amended and Restated Walter L. Varco Family Trust, dated March 16, 1999

/s/ Sandra C. Varco, Trustee
Sandra C. Varco, Trustee of the Amended and Restated Walter L. Varco Family Trust, dated March 16, 1999

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R.U. Partners, a general partnership

By:	/s/ Robert H. Waterman
Robert H. Waterman, General Partner

By:	/s/ Ute Waterman
Ute Waterman, General Partner

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/s/ Timothy J. Helms
Timothy J. Helms, Successor Trustee of the Raymond L. Helms Trust dated April 22, 2003

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/s/ Judy A. Pilcher
Judy A. Pilcher, an unmarried woman, who acquired title as Judy A. Spurlock, a married woman as her sole and separate property

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/s/ Terence G. O’Brien
Terence G. O’Brien, a married man as his sole and separate property

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/s/ Douglas Pilcher
Douglas Pilcher, a single man

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/s/ Jung Shou Chen, Trustee of The Chen Family Trust Agreement dated May 3, 1989
Jung Shou Chen, Trustee of The Chen Family Trust Agreement dated May 3, 1989

/s/ Amy Chen, Trustee of The Chen Family Trust dated May 3, 1989
Amy Chen, Trustee of The Chen Family Trust Agreement dated May 3, 1989

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AH INVESTORS, LLC

Dated: 11-27-07	/s/ Donald F. Gaube
	By	Donald F. Gaube
	Its	Managing Member

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UNIFIED WESTERN GROCERS, INC.

Dated: 9-28-07	/s/ GARY C. HAMMETT
	By	GARY C. HAMMETT
	Its	VICE PRESIDENT

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LOMO, INC.

Dated:	/s/ Sean Loloee
	By	Sean Loloee
	Its	CEO

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